Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2019 FOURTH QUARTER AND FULL YEAR RESULTS

Declares Special Dividend of $15 per Share

Book Value Per Share Increases 15.8% in 2019

NEW YORK, NY, February 19, 2020 – Alleghany Corporation (NYSE-Y) announced its financial results for the three months and year ended December 31, 2019. Highlights are below.

●

Book value per share[1] was $611.00 as of December 31, 2019, an increase of 15.8% from year-end 2018, and a decrease of 0.3% from September 30, 2019. Excluding changes in other comprehensive income primarily related to unrealized appreciation or depreciation of bonds, book value per share increased 10.6% from year-end 2018 and 0.3% from September 30, 2019.

●

Earnings per diluted share and adjusted earnings per diluted share for the year ended December 31, 2019 were $59.39 and $23.77, respectively, compared with earnings per diluted share and adjusted earnings per diluted share of $2.62 and $16.13, respectively, for the year ended December 31, 2018.

●

Earnings per diluted share and adjusted losses per diluted share for the fourth quarter of 2019 were $1.98 and ($6.09), respectively, compared with losses per diluted share and adjusted losses per diluted share of ($48.30) and ($4.35), respectively, for the fourth quarter of 2018.

●

Net earnings attributable to Alleghany stockholders were $858 million and $32 million for the year and three months ended December 31, 2019, respectively, compared with earnings of $40 million and losses of $712 million for the year and three months ended December 31, 2018, respectively.

●	Net premiums written increased 13.9% and 17.6% for the year and three months ended December 31, 2019, respectively.

●

Underwriting profit was $33 million for the year ended December 31, 2019, reflecting $400 million of catastrophe losses (most significantly from Typhoon Hagibis and Typhoon Faxai), compared with an underwriting loss of $162 million for the year ended December 31, 2018, reflecting $658 million of catastrophe losses (most significantly from Typhoon Jebi, California wildfires and Hurricane Michael).

●

Underwriting loss was $199 million for the three months ended December 31, 2019, reflecting $284 million of catastrophe losses, compared with an underwriting loss of $249 million for the three months ended December 31, 2018, reflecting $402 million of catastrophe losses.

●	Net investment income increased 9.9% to $550 million and 11.2% to $137 million for the year and three months ended December 31, 2019, respectively.

●	Alleghany Capital revenue[2] increased 45.4% to $2,289 million and decreased 5.5% to $563 million for the year and for the three months ended December 31, 2019, respectively.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Relates to Alleghany Capital noninsurance revenue.

●

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the year ended December 31, 2019 were $111 million and $143 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $60 million and $83 million, respectively, for the year ended December 31, 2018.

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Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the three months ended December 31, 2019 were $10 million and $19 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $36 million and $43 million, respectively, for the three months ended December 31, 2018.

●	Alleghany’s Board of Directors declared a special cash dividend of $15.00 per share for shareholders of record on March 5, 2020, payable on March 16, 2020.

Weston Hicks, President and chief executive officer, commented, “Alleghany’s book value per share grew 15.8% in 2019 due to outstanding investment performance, strong earnings at Alleghany Capital and solid underwriting results at RSUI.

“In the fourth quarter, Alleghany’s results were negatively impacted by significant catastrophe losses at both TransRe and RSUI, an increase in prior accident year reserves at CapSpecialty, and certain one-time items at Alleghany Capital’s largest businesses, all substantially offset by an increase in the value of our equity portfolio.

“All three of our (re)insurance businesses delivered double digit premium growth in 2019, which accelerated in the fourth quarter and reflected improving rates, terms and conditions. We believe these market conditions combined with our underwriting talent and strong balance sheet leave us poised for strong, profitable underwriting growth in 2020.

“Alleghany Capital produced excellent 2019 results, growing revenue by 45% and adjusted earnings before taxes by 71%. This performance reflects strong underlying results at all seven of its operating companies including organic growth and the addition of several strategic add-on acquisitions. Looking ahead, we expect continued increasing earnings from Alleghany Capital, although growth will be seasonally weighted towards the second half of the year in 2020.

“Alleghany ended 2019 in a very strong capital and liquidity position and continues to benefit from capital generation at TransRe and RSUI including the receipt of an extraordinary dividend from RSUI in January 2020. Although we believe that maintaining a healthy liquidity position at the parent level is prudent, the cost of holding excess undeployed capital has increased given the current low investment return environment. With these factors in mind, Alleghany’s Board of Directors declared a special dividend of $15 per share to supplement the ongoing share repurchase program.”

The following table summarizes results for the three months and year ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2019	2018	Change	2019	2018	Change
			(in millions, except share and per share data)

Revenues:

Total revenues	$2,300.8	$1,227.1	87.5%	$9,040.6	$6,887.2	31.3%

Change in the fair value of equity securities	190.4	(741.8)	n/m	709.7	(229.0)	n/m

Net premiums written	1,505.7	1,280.1	17.6%	5,751.7	5,048.4	13.9%

Alleghany Capital revenue[1]	562.6	595.2	(5.5%)	2,289.3	1,574.6	45.4%

Net investment income	136.6	122.8	11.2%	550.2	500.5	9.9%

Earnings:

Earnings (losses) before income taxes	$61.7	$(890.7)	n/m	$1,123.6	$39.6	n/m

Underwriting (loss) profit	(199.3)	(249.2)	n/m	33.0	(161.5)	n/m

Net earnings (losses) attributable to Alleghany stockholders	31.7	(712.1)	n/m	857.8	39.5	n/m

Adjusted (losses) earnings	(84.4)	(64.1)	n/m	344.6	242.9	41.9%

Share and Per share data:

Earnings (losses) per diluted share	$1.98	$(48.30)	n/m	$59.39	$2.62	n/m

Adjusted (losses) earnings per diluted share	(6.09)	(4.35)	n/m	23.77	16.13	47.4%

Weighted average diluted shares outstanding	14,427,908	14,743,777	(2.1%)	14,443,476	15,062,567	(4.1%)

[1]	Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months and year ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2019	2018	Change	2019	2018	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$1,162.9	$1,010.2	15.1%	$4,495.0	$3,969.1	13.2%
Insurance Segment	342.8	269.9	27.0%	1,256.7	1,079.3	16.4%

	$1,505.7	$1,280.1	17.6%	$5,751.7	$5,048.4	13.9%

Underwriting profit (loss):
Reinsurance Segment	$(162.8)	$(208.9)	n/m	$(40.9)	$(212.6)	n/m
Insurance Segment	(36.5)	(40.3)	n/m	73.9	51.1	44.6%

	$(199.3)	$(249.2)	n/m	$33.0	$(161.5)	n/m

The 2019 fourth quarter underwriting results and earnings were impacted adversely by significant catastrophes at both TransRe (most significantly, Typhoon Hagibis) and RSUI (most significantly, a severe convective storm impacting the Southwestern U.S. and Typhoon Hagibis), as well as an increase in reserves for prior accident years at CapSpecialty. The following table details the impact of these three items on underwriting results and earnings attributable to Alleghany stockholders in the fourth quarter of 2019:

Three Months Ended December 31, 2019
(in millions, except per share data)
TransRe net catastrophe losses, net of reinstatement premiums	$210.0
RSUI net catastrophe losses	59.2
CapSpecialty prior accident year reserve development	23.3

Sub-total underwriting, pre-tax	292.5
Income taxes	61.4

Total attributable to Alleghany stockholders	$231.1

Per diluted share	$16.02

Reinsurance

TransRe’s net premiums written increased by 15.1% and 13.2% in the three months and year ended December 31, 2019, respectively, from the corresponding 2018 periods. These increases primarily reflect growth in TransRe’s domestic operations, which includes the impact of TransRe’s August 29, 2018 purchase of the renewal rights to a block of U.S. treaty reinsurance business.

TransRe’s combined ratio for the 2019 fourth quarter was 114.4%, compared with 120.1% for the 2018 fourth quarter, and was 100.9% for 2019, compared with 105.4% for 2018. The lower combined ratios in the 2019 periods are primarily due to significantly lower, though still material, net catastrophe losses, partially offset by lower favorable prior accident year loss reserve development. Catastrophe losses were $224 million and $301 million for the three months and year ended December 31, 2019, respectively, compared with $304 million and $500 million for the three months and year ended December 31, 2018, respectively.

Insurance

Insurance segment net premiums written increased by 27.0% and 16.4% in the three months and year ended December 31, 2019, respectively, from the corresponding 2018 periods.

RSUI’s net premiums written increased by 29.3% and 17.9% in the three months and year ended December 31, 2019, respectively, from the corresponding 2018 periods, reflecting growth in most lines of business due to increases in business opportunities, improved general market conditions, and meaningfully higher rates, particularly in the property, directors’ and officers’ liability and excess casualty lines of business.

RSUI’s combined ratio for the fourth quarter of 2019 was 104.3%, compared with 122.2% for the fourth quarter of 2018, and was 87.7% for 2019, compared with 94.1% for 2018. The lower combined ratios in the 2019 periods are primarily due to significantly lower net catastrophe losses, partially offset by lower favorable prior accident year loss reserve development. In the fourth quarter of 2019, favorable prior year loss reserve development across several of RSUI’s lines of business was largely offset by unfavorable prior year reserve development in RSUI’s professional liability line of business.

CapSpecialty’s net premiums written increased by 21.2% and 12.6% in the three months and year ended December 31, 2019, respectively, from the corresponding 2018 periods, primarily reflecting continued growth in the healthcare, professional liability, specialty casualty and surety lines of business due to increases in business opportunities and CapSpecialty’s expanded product offerings, and the impact of CapSpecialty’s purchase of certain renewal rights in 2018 and 2019.

CapSpecialty’s combined ratio for the fourth quarter of 2019 was 130.4% compared with 97.4% for the fourth quarter of 2018, and was 108.4% for 2019, compared with 97.7% for 2018. The higher combined ratios for the 2019 periods reflect significant unfavorable prior accident year loss reserve development in the fourth quarter of 2019, most significantly related to professional liability and other casualty lines of business written in recent years.

In connection with the leadership changes at CapSpecialty in 2019, the company has commenced several new initiatives to restructure its operations with the goal of improving long-term profitability. Consequently, CapSpecialty’s premium growth in 2020 may be muted as less profitable lines are reduced.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three months and year ended December 31, 2019 and 2018:

	Three Months Ended December 31,
	2019				2018
		Non-	Corp. &			Non-	Corp. &
	Industrial	industrial	other	Total	Industrial	industrial	other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$(0.1)	$12.6	$(2.9)	$9.6	$10.5	$27.0	$(1.1)	$36.4

Less: net realized capital gains	(0.6)	(0.1)	-	(0.7)	(0.6)	0.2	-	(0.4)
Add: amortization of intangible assets	3.2	6.5	-	9.7	3.1	4.3	-	7.4

Adjusted earnings (losses) before income taxes	$2.5	$19.0	$(2.9)	$18.6	$13.0	$31.5	$(1.1)	$43.4

	Year Ended December 31,
	2019				2018
		Non-	Corp. &			Non-	Corp. &
	Industrial	industrial	other	Total	Industrial	industrial	other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$50.9	$78.7	$(18.5)	$111.1	$25.0	$44.8	$(10.0)	$59.8

Less: net realized capital gains	(1.3)	0.3	-	(1.0)	(1.2)	0.3	-	(0.9)
Add: amortization of intangible assets	12.5	20.0	-	32.5	9.8	14.6	-	24.4

Adjusted earnings (losses) before income taxes	$62.1	$99.0	$(18.5)	$142.6	$33.6	$59.7	$(10.0)	$83.3

The decrease in earnings before income taxes in the fourth quarter of 2019 from the fourth quarter of 2018 reflects a decrease in earnings in both the non-industrial and industrial operations. The decrease in non-industrial earnings before income taxes primarily reflects lower earnings at Jazwares due to a shorter holiday shopping season, reduced earnings from the Fortnite license, which launched and generated significant earnings in the fourth quarter of 2018, and increased costs due to the acquisition of Wicked Cool Toys, LLC in October 2019, which will only begin to materially contribute to earnings in the second half of 2020. The industrial operations loss in the fourth quarter of 2019 compared with earnings before income taxes in the fourth quarter of 2018 primarily reflects lower sales and margins at W&W|AFCO Steel largely due to adjustments related to a significant project completed in the 2019 fourth quarter.

The increase in earnings before income taxes in 2019 from 2018 reflects an increase in earnings in both the non-industrial and industrial operations. The increase in non-industrial earnings before income taxes primarily reflects the impact of higher sales at Jazwares, most significantly due to strong performance of the Fortnite license, and to a lesser extent, the addition of Concord (acquired in October 2018) and organic sales growth at IPS. The increase in industrial earnings before income taxes primarily reflects higher sales and higher margins at W&W|AFCO Steel and, to a lesser extent, higher sales at Kentucky Trailer. Increased sales at W&W|AFCO Steel reflects organic growth and good execution on its backlog entering the year.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the three months and year ended December 31, 2019 of $137 million and $550 million, respectively, an increase of 11.2% and 9.9%, respectively, from the corresponding 2018 periods. The increases in net investment income in the three months and year ended December 31, 2019 from the corresponding 2018 periods primarily reflect higher interest income, partially offset by lower dividend income. The increases in interest income and the decreases in dividend income primarily relate to a reallocation of a significant portion of Alleghany’s investment portfolio from equity securities to debt securities in the first quarter of 2019.

Financial statement total return3 on investments was 1.2% and 9.3% for the three months and year ended December 31, 2019, respectively, compared with (3.6%) and 0.1%, respectively, for the corresponding 2018 periods. The increases in the 2019 periods reflect significant increases in the fair value of the equity securities portfolio and, with respect to the full year increase only, an increase in unrealized gains on the fixed income portfolio, compared with decreases in the 2018 periods, as well as higher net investment income.

OTHER FINANCIAL INFORMATION

As of December 31, 2019, Alleghany had 14,364,628 shares of its common stock outstanding, compared with 14,576,509 shares of its common stock outstanding as of December 31, 2018.

During the 2019 year, Alleghany repurchased an aggregate of 215,091 shares of its common stock in the open market for $144 million, at an average price per share of $671.44. As of December 31, 2019, Alleghany had $627 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2019 fourth quarter and full-year financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the period ended December 31, 2019 (the “Form 10-K”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-K and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-K will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) owns and manages a diverse portfolio of middle market businesses. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with three operating businesses: (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; and (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC,

[3]	As calculated in Alleghany’s financial supplement.

a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in millions)		(in millions)

Earnings (losses) before income taxes	$61.7	$(890.7)	$1,123.6	$39.6

Adjustments to earnings before income taxes:

Net investment income	136.6	122.8	550.2	500.5

Change in the fair value of equity securities	190.4	(741.8)	709.7	(229.0)

Net realized capital gains	(27.3)	(70.4)	(6.5)	(3.2)

Other than temporary impairment losses	(6.1)	(0.8)	(19.7)	(1.3)

Noninsurance revenue	572.3	611.3	2,328.8	1,644.0

Other operating expenses	(562.1)	(555.9)	(2,263.3)	(1,579.3)

Corporate administration	(7.2)	25.3	(74.8)	(15.9)

Amortization of intangible assets	(10.0)	(7.3)	(33.8)	(24.0)

Interest expense	(25.6)	(24.7)	(100.0)	(90.7)

	261.0	(641.5)	1,090.6	201.1

Underwriting profit (loss)	$(199.3)	$(249.2)	$33.0	$(161.5)

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$31.7	$(712.1)	$857.8	$39.5

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	190.4	(741.8)	709.7	(229.0)
Net realized capital gains	(27.3)	(70.4)	(6.5)	(3.2)
Other than temporary impairment losses	(6.1)	(0.8)	(19.7)	(1.3)
Amortization of intangible assets	(10.0)	(7.3)	(33.8)	(24.0)
Income tax effect of adjustments	(30.9)	172.3	(136.5)	54.1

	116.1	(648.0)	513.2	(203.4)

Adjusted earnings (losses)	$(84.4)	$(64.1)	$344.6	$242.9

Weighted average diluted common shares outstanding	14,427,908	14,743,777	14,443,476	15,062,567

Earnings per diluted share	$1.98	$(48.30)	$59.39	$2.62

Adjusted earnings (losses) per diluted share	$(6.09)	$(4.35)	$23.77	$16.13
___________________

(1)

The numerators for calculating earnings per diluted share and adjusted earnings per share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-K for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, OTTI losses and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	December 31, 2019	September 30, 2019	December 31, 2018
Stockholders’ equity attributable to Alleghany stockholders	$8,776.7	$8,828.7	$7,692.7
Less: AOCI	171.3	223.3	(202.0)

	$8,605.4	$8,605.4	$7,894.7

Shares outstanding	14,364,628	14,405,508	14,576,509
Book value per share	$611.00	$612.87	$527.75
Book value per share excluding AOCI	$599.07	$597.37	$541.60

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2019 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2019	2018
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2019 – $1,625,256; 2018 – $2,904,496)	$2,505,496	$3,572,790
Debt securities (amortized cost: 2019 – $13,798,576; 2018 – $11,895,850)	14,211,745	11,823,968
Short-term investments	914,776	893,776

	17,632,017	16,290,534
Commercial mortgage loans	686,206	676,532
Other invested assets	573,605	555,972

Total investments	18,891,828	17,523,038
Cash	1,179,098	1,038,763
Accrued investment income	96,516	91,913
Premium balances receivable	948,010	842,642
Reinsurance recoverables	1,681,962	1,921,278
Ceded unearned premiums	248,153	221,232
Deferred acquisition costs	522,577	464,546
Property and equipment at cost, net of accumulated depreciation and amortization	205,397	195,243
Goodwill	523,021	455,142
Intangible assets, net of amortization	685,953	553,136
Current taxes receivable	4,081	116,637
Net deferred tax assets	5,860	164,890
Funds held under reinsurance agreements	755,515	744,057
Other assets	1,183,633	1,012,379

Total assets	$26,931,604	$25,344,896

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,928,359	$12,250,294
Unearned premiums	2,566,170	2,267,078
Senior Notes and other debt	1,751,113	1,669,039
Reinsurance payable	188,399	168,667
Other liabilities	1,516,076	1,127,346

Total liabilities	17,950,117	17,482,424

Redeemable noncontrolling interests	204,753	169,762

Common stock (shares authorized: 2019 and 2018 – 22,000,000; shares issued: 2019 and 2018 – 17,459,961)	17,460	17,460
Contributed capital	3,608,638	3,612,830
Accumulated other comprehensive income (loss)	171,350	(202,003)
Treasury stock, at cost (2019 – 3,095,333 shares; 2018 – 2,883,452 shares)	(1,455,877)	(1,312,939)
Retained earnings	6,435,163	5,577,362

Total stockholders’ equity attributable to Alleghany stockholders	8,776,734	7,692,710

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$26,931,604	$25,344,896

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	December 31,
	2019	2018	2017
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$5,478,143	$4,976,190	$4,954,990
Net investment income	550,241	500,534	451,016
Change in the fair value of equity securities	709,695	(228,994)	-
Net realized capital gains	(6,551)	(3,241)	107,222
Other than temporary impairment losses	(19,660)	(1,328)	(16,871)
Noninsurance revenue	2,328,848	1,643,999	928,298

Total revenues	9,040,716	6,887,160	6,424,655

Costs and Expenses
Net loss and loss adjustment expenses	3,686,435	3,520,431	3,620,197
Commissions, brokerage and other underwriting expenses	1,758,698	1,617,333	1,651,177
Other operating expenses	2,263,326	1,579,309	967,104
Corporate administration	74,830	15,732	46,998
Amortization of intangible assets	33,834	24,039	19,419
Interest expense	99,957	90,724	83,070

Total costs and expenses	7,917,080	6,847,568	6,387,965

Earnings before income taxes	1,123,636	39,592	36,690
Income taxes	233,435	(15,062)	(63,802)

Net earnings	890,201	54,654	100,492
Net earnings attributable to noncontrolling interests	32,400	15,115	10,359

Net earnings attributable to Alleghany stockholders	$857,801	$39,539	$90,133

Net earnings	$890,201	$54,654	$100,492
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $107,115, ($56,498), and $280,526 for 2019, 2018 and 2017, respectively	402,957	(212,539)	520,976
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($5,419), $3,125, and ($25,806) for 2019, 2018 and 2017, respectively	(20,384)	11,757	(47,925)
Change in unrealized currency translation adjustment, net of deferred taxes of $780, ($5,822) and $14,344 for 2019, 2018 and 2017, respectively	2,933	(21,902)	26,639
Retirement plans	(12,153)	3,071	(3,755)

Comprehensive income (loss)	1,263,554	(164,959)	596,427
Comprehensive income attributable to noncontrolling interests	32,400	15,115	10,359

Comprehensive income (loss) attributable to Alleghany stockholders	$1,231,154	$(180,074)	$586,068

Basic earnings per share attributable to Alleghany stockholders	$59.44	$2.62	$5.85
Diluted earnings per share attributable to Alleghany stockholders	59.39	2.62	5.85